Investor HighlightsInvestor Highlights November 2017

2 Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward- looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, November 13, 2017. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. Legal Disclosures

3  AMH At A Glance ……………………………………………………….................. 4  AMH Strategy …………………………………………………………..................... 5  Single-family Rental Sector: Compelling Macro Landscape …... 6  Growth Strategy - How & Where We Invest ……………................... • Foreclosure Auction/MLS • Built for Rental Program • Bulk/Portfolio Opportunities • Where We Invest 7-10  AMH Operating Approach …………………………………………………....... 11  Financial Results …………………………......................................................... 12-15  Defined Terms ……………………………………………………………………....... 16 Atlanta, GA Table of Contents

4 AMH At A Glance 50,015 high-quality properties in 22 states (1) Only Investment Grade Rated balance sheet in SFR sector 95.3% Same-Home October 2017 ending leased percentage (3) 8.3% TTM avg. Same Home NOI after Capex growth (2) ~ $220 million of expected annual retained cash flow (1) As of or for the quarter ended September 30, 2017. (2) Year-over-year percentage growth comparisons based on quarterly same-home populations presented in the Company’s supplemental for the respective period. (3) Reflects a 0.1% increase over September 2017 as a result of a 13.3% increase in monthly signed lease activity compared to prior year. Ending October 2017 Same-Home occupancy was 94.3%. Average property age of 14 years Phoenix, AZ Boise, ID ~ 1,000 employees, of which over 700 are field based or delivering customer service Best-in-class call center and proprietary technology Net debt to TTM Adjusted EBITDA of 4.2x (1) $10.8 billion total market capitalization (1)

5 The AMH Strategy OPERATIONS STRATEGY • Optimize AMH’s differentiated operating platform • Balance centralized control and oversight, with local office touch • Enhance operating efficiencies with innovative and proprietary technology solutions • Management and execution of all stages of operational lifecycle with AMH internal personnel GROWTH STRATEGY • Invest in AMH’s high growth markets and well diversified portfolio footprint • Focus on high quality properties in desirable neighborhoods and highly rated school districts to attract ideal tenant profile: (1) high credit quality, (2) propensity to stay longer and (3) mentality to care for property as their “home” • Expand foreclosure auction / MLS acquisition program to take advantage of accretive external growth landscape • Supplement acquisition program with “built for rental” product from National Builder Program and AMH Development BALANCE SHEET STRATEGY • Utilize investment grade cost of capital advantage over SFR peers • Maintain flexible and conservative balance sheet, while optimizing capital stack • Accretively reinvest retained cash flow into external growth initiatives SHAREHOLDER VALUE • 27% total shareholder return in 2016 while deleveraging and strengthening balance sheet • Industry leading cash flow margins and long-term operating advantage • Outsized same-home Core NOI after Capex growth of 12.1% and 7.3% for FY 2016 and YTD September 2017, respectively • Alignment of interests with AMH founder and senior management who hold approximately $1.9 billion of equity ownership + + = (1) (1) Based on closing stock price of $21.71 on September 30, 2017. Common equity includes common shares and operating partnership units that are convertible into common shares.

6 Owner Occupied 55% / ~ 75.7M units Apartments & Other Rentals 31% / ~ 43.1M units Total Housing Stock (2) Substantial Growth In Renter Household Demand (2)Household Formations Outpace Housing Supply (1) 36% 59% 69% 75% 79% 30% 40% 50% 60% 70% 80% 90% 2000 2002 2004 2006 2008 2010 2012 2014 2016 Under 35 35 - 44 45 - 54 55 - 64 65+ 0.0 0.5 1.0 1.5 2.0 1980 1985 1990 1995 2000 2005 2010 2015 Multi Family Starts Single Family Starts Long Term Average Household Formation Rate ( I n m i l l i o n s ) Non-Institutional Single-Family Rentals 13% / ~ 15.0M units (1) Federal Reserve Bank of St. Louis Economic Data and U.S. Census Bureau. (2) U.S. Census Bureau 3Q17. R e n t e r H o u s e h o l d s ( i n m i l l i o n s ) Homeownership Decline Supports Rental Demand (2) 30.0 32.0 34.0 36.0 38.0 40.0 42.0 44.0 2000 2005 2010 2015 Accelerating demand for single-family rental housing supported by fundamental shifts in demographics and consumer preferences Compelling Macro Landscape Institutional Single-Family Rentals 1% / ~ 1.0M units

How We Invest – Foreclosure Auction/MLS

Program Overview

- Fully internalized acquisition program – AMH personnel underwrite and inspect all homes acquired through **foreclosure auction & MLS**
- Operational insights from internal property management help to "sharp shoot" optimal target properties
- National renovation program generates substantial scale discounts

Program Benefits & Return Profile

- Create value through discount to replacement cost & renovations
- Additional scale leverages AMH's highly efficient operating platform
- **5% to 6% economic yields** after capital expenditures

Updated Future Outlook

- 4Q17 – 1,400 homes or $300 million+
- 2018 – expect two-thirds of $1.2 billion acquisition program to be auction / MLS purchases

Acquisition opportunities remain robust and AMH is uniquely positioned with the most experienced **internal acquisition team** in the single-family rental industry. Since inception, AMH has:


Screened over 1 million homes
Underwritten 35% of homes screened
Perform physical, title and HOA due diligence
Placed bids on ~25% of homes underwritten
Purchased ~50,000(1) homes

(1) Reflects total homes purchased through all acquisition channels since inception.

7

8 Program Overview • National Builder Program • Acquiring newly constructed “built for rental” homes from growing national network of 3rd party homebuilders • AMH typically acquiring 10-20% of homes in newly constructed for-sale communities • AMH Development • Recently launched internal development program • AMH personnel sourcing land acquisitions and overseeing construction Program Benefits • Strong new construction demand achieving premium rents • Superior “built for rental” quality homes expected to have lower expenditure levels • New development benefit, with minimal development risk: • No capital at risk with National Builder Program until construction completion • Minimal lease-up risk – Predictable delivery schedule and standardized home models enable pre-marketing and accelerated leasing of homes Return Profile • National Builder Program: 50 bps yield premium • AMH Development: 100+ bps yield premium Future Outlook • 4Q17 – continue ramping up homebuilder relationships and AMH Development program • 2018 – expect one-third of $1.2 billion acquisition program to be new construction How We Invest – Built for Rental Program Charlotte, NC

9 1 Property 55% > 250 Properties 2% 51 - 250 Properties 2% 11 – 50 Properties 7% 2 – 10 Properties 34% Program Overview • Robust consolidation opportunity provided by fragmented asset class • Over 30,000 owners of 11-50 property portfolios • Over 2,000 owners of 51-250 property portfolios Program Benefits & Return Profile • Further leverage AMH’s scalable operating platform • Accretive cost synergy opportunities • Integration risk mitigated by AMH’s successful track record of portfolio acquisitions Future Outlook • Bullish view on consolidation opportunities, but timing will be lumpy and unpredictable • “Special Forces” AMH acquisition team dedicated to sourcing and executing bulk portfolio transactions Single-Family Rental Market Ownership “Ripe for Consolidation” Approximately 1 million owners of 2+ property portfolios Sources: Rent range, aggregated by John Burns Real Estate Consulting, LLC (“JBREC”) (Data 2015) How We Invest – Bulk/Portfolio Opportunities

Where We Invest

Diversified footprint, comprised of high growth markets, ideally positioned for long-term sustainable growth and portfolio optimization flexibility



WA
OR
ID
CA
NV
UT
CO
AZ
NM
OK
TX
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL

Midwest:
% of Total Properties: 18.3%
3Q17 SH Avg. Occupancy: 95.3%
3Q17 Blended Rate Spread: 3.7%

West:
% of Total Properties: 9.0%
3Q17 SH Avg. Occupancy: 97.0%
3Q17 Blended Rate Spread: 5.6 %

Southwest:
% of Total Properties: 26.5%
3Q17 SH Avg. Occupancy: 94.3%
3Q17 Blended Rate Spread: 3.8%

Southeast:
% of Total Properties: 46.2%
3Q17 SH Avg. Occupancy: 94.8%
3Q17 Blended Rate Spread: 4.2%

Favorable AMH market trends relative to national averages:

Employment Growth:[1]
- US national average: **1.5%**
- All AMH markets: **2.4%**

Single-Family New Lease Rental Rate Growth:[2]
- US national average: **4.0%**
- All AMH Markets: **5.1%**

Notes:
- Total properties percentage based on counts as of September 30, 2017.
- Rental rate growth for full year 2016 for all AMH markets represents actual new lease rental rate spreads as reported by the Company.

Sources: (1) Bureau of Labor Statistics July 2017; (2) JBREC Single Family Rent Index for the twelve months ended December 2016.

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11 The AMH Operating Approach Centralized Support • Call centers • Tenant U/W • Lease execution • Rental pricing • Maintenance oversight Boots on The Ground • Leasing agents • Property managers • Maintenance technicians Field Management • Local district office • Regional & district managers Centralized approach differentiates AMH operating efficiency  Enhanced efficiency  Superior control  Ability to make nimble enhancements  Standardized processes  Efficient management of multiple satellite markets  Local customer service delivery  Exceptional customer service  Accelerated leasing process  Asset preservation  Efficient maintenance delivery

12 Strong Financial Results Same-Home: Revenue Growth & Expense Controls (1) Best-In-Class Platform Efficiency M o r e e f f i c i e n t $2,084 $2,034 $1,967 $1,977 $1,967 $150 $155 $160 $165 3Q16 4Q16 1Q17 2Q17 3Q17 Total Core Revenues Annual Maintenance Expenditures per property (1) 12.3% 11.4% 9.0% 7.4% 5.5% Y-o-Y growth in quarterly NOI after capex (2): ($000’s) Same-Home: Core NOI Margin Trend (2) Leverage Metrics (1) Reflects core revenues in all periods for the 36,682 same-home property pool. Annual maintenance expenditures per property represent average R&M and turnover costs, net plus capital expenditures for the trailing twelve month period for the related same-home pool for the given quarter. (2) As presented for the related same-home pool for the given quarter. 58.7% 61.4% 62.2% 62.2% 61.0% 64.4% 65.4% 64.3% 63.3% 57.0% 59.0% 61.0% 63.0% 65.0% 67.0% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 13.1% 12.7% 12.7% 12.6% 12.2% 11.0% 11.5% 12.0% 12.5% 13.0% 13.5% 14.0% 3Q16 4Q16 1Q17 2Q17 3Q17 6.6 x 6.1 x 5.1 x 4.8 x 4.2 x 9.4 x 8.7 x 8.3 x 7.4 x 7.3 x 0.0 x 2.0 x 4.0 x 6.0 x 8.0 x 10.0 x 12.0 x 14.0 x 3Q16 4Q16 1Q17 2Q17 3Q17 Net Debt to Adj EBITDA Debt and preferreds to Adj EBITDA

13 Capital Structure Debt Maturity Schedule (2) (Figures in millions, except per share amounts)  12/31/2016  (In thousands, except share and per share amounts) Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 3Q17 Supplemental Information Package, for definitions of metrics and reconciliations to GAAP. (1) Pro Forma for the October 2017 Series A and B participating preferred share conversion, Debt and preferred shares to Adjusted EBITDA was 6.8x. (2) As of September 30, 2017, reflects maturity of entire principal balance at the fully extended maturity date inclusive of regularly scheduled amortization. (3) As of September 30, 2017, liquidity represents the sum of $244 million cash on the balance sheet, and $800 million undrawn capacity under our revolving credit facility. (In millions) (3) Investment Grade Balance Sheet Fixed Rate Debt 20.2% Floating Rate Debt 1.9% Preferred Shares 11.7% Common Shares & OP Units 66.2% Balance Sheet Philosophy  Maintain flexible investment grade balance sheet with diverse access to capital  Continue optimizing capital stack and utilize investment grade rating to reduce cost of capital  Expand sources of available capital as the Company and the SFR sector evolves and matures  Prudent retention of operating cash flow Credit Ratings & Ratios Moody’s Investor Service S&P Global Ratings Baa3 / (Stable) BBB- / (Stable) Net debt to Adjusted EBITDA Debt and preferred shares to Adjusted EBITDA Fixed charge coverage Unencumbered Core NOI percentage 4.2x 7.3x 2.9x 62.5% (1) $1,044 $1,011 $1,008 $49 $115 Liquidity 2017 2018 2019 2020 2021 2022 2023 2024 Thereafter Liquidity Asset-backed Securitizations Secured Note Payable Exchangeable Senior Notes Revolving Credit and Term Loan Facilities $200

Strong Same-Home Performance

(Amounts in thousands, except property and per property data)

	3Q16	4Q16	1Q17	2Q17	3Q17
Number of Same-Home properties	36,682	36,682	36,682	36,682	36,682
Rents from single-family properties	$ 154,610	$ 155,925	$ 156,672	$ 158,278	$ 158,491
Fees from single-family properties	2,228	1,791	1,885	1,964	2,099
Bad debt	(1,805)	(1,383)	(1,180)	(1,012)	(1,755)
Core revenues (1)	**$ 155,033**	**$ 156,333**	**$ 157,377**	**$159,230**	**$158,835**
R&M and turnover costs, net	13,947	10,529	9,414	12,106	13,720
Property tax, insurance and HOA fees, net	32,468	31,561	32,800	32,361	32,578
Property management, net	12,948	12,304	12,142	12,272	12,041
Core property operating expenses	**$ 59,363**	**$ 54,394**	**$ 54,356**	**$ 56,739**	**$ 58,339**
Core net operating income ("Core NOI") (2)	**95,670**	**101,939**	**103,021**	**102,491**	**100,496**
Core NOI margin	*61.7%*	*65.2%*	*65.5%*	*64.4%*	*63.3%*
Capital expenditures	8,949	5,387	5,026	7,083	8,968
Core NOI after capex (3)	**$ 86,721**	**$ 96,552**	**$ 97,995**	**$ 95,408**	**$ 91,528**
YOY growth in quarterly Core NOI after capex [(1)] (3)	**12.3%**	**11.4%**	**9.0%**	**7.4%**	**5.5%**
Average R&M, turnover, in-house maintenance and capex per property (4)	**$ 625**	**$ 434**	**$ 393**	**$ 522**	**$ 618**

∑ $ 1,967

Operating Highlights

1. Increasing revenues driven by solid rental rate increases and strong stabilized occupancy levels
2. Platform maturation and continued expense controls lead to stable, predictable and growing cash flows
3. Outsized Y-o-Y growth in quarterly Core NOI after capex
4. Reduction in expenditures resulting from platform maturation and operating efficiencies

Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix for definitions of metrics and reconciliations to GAAP.

(1) Year-over-year percentage growth comparisons based on quarterly same-home populations presented in the Company's supplemental for the respective period.

AMERICAN Homes 4 Rent 14

Industry Leading Efficiency Metrics

(Dollars in thousands)		3Q16		4Q16		1Q17		2Q17		3Q17
Adjusted EBITDA Margins										
Total revenues, excluding tenant charge-backs	$	205,249	$	204,382	$	205,381	$	209,626	$	210,742
Property operating expenses, net		(63,116)		(56,562)		(56,393)		(59,715)		(63,110)
Property management expenses, net		(16,488)		(15,737)		(15,600)		(15,875)		(15,770)
General & administrative expenses, net		(7,563)		(8,026)		(8,774)		(8,229)		(7,826)
Other expenses, net		(2,575)		(1,993)		(629)		199		14
Adjusted EBITDA	$	115,507	$	122,064	$	123,985	$	126,006	$	124,050
Margin		***56.3 %***		***59.7 %***		***60.4 %***		***60.1 %***		***58.9 %***
Maintenance capex		(10,411)		(6,353)		(6,444)		(9,096)		(11,600)
Leasing costs		(2,119)		(1,806)		(1,482)		(1,919)		(1,960)
Adjusted EBITDA after capex & leasing costs	$	102,977	$	113,905	$	116,059	$	114,991	$	110,490
Margin		***50.2 %***		***55.7 %***		***56.5 %***		***54.9 %***		***52.4%***
Platform Efficiency Percentage										
Rents & fees from single-family properties	$	200,035	$	201,395	$	203,711	$	207,338	$	210,333
Property management expenses, net	$	16,488	$	15,737	$	15,600	$	15,875	$	15,770
General & administrative expenses, net		7,563		8,026		8,774		8,229		7,826
Leasing costs		2,119		1,806		1,482		1,919		1,960
Total platform costs	$	26,170	$	25,569	$	25,856	$	26,023	$	25,556
Platform Efficiency Percentage		**13.1 %**		**12.7 %**		**12.7 %**		**12.6 %**		**12.2 %**

Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix for definitions of metrics and reconciliations to GAAP.

AMERICAN Homes 4 Rent 15

16 Highligh ts (1) Defined Terms and Non-GAAP Reconciliations Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge- backs and bad debt expense. A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison and if it has not been classified as held for sale or taken out of service as a result of a casualty loss. Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We consider Core NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting capital expenditures to calculate Same- Home Core NOI After Capital Expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed. Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

17 (1) The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands): Sep 30, 2016 Dec 31, 2016 Mar 31, 2017 Jun 30, 2017 Sep 30, 2017 Core revenues Total  revenues 236,057$        227,559$        233,754$        237,008$       246,836$        Tenant charge‐backs (30,808)           (23,177)           (28,373)           (27,382)          (36,094)           Bad debt expense (2,609)              (1,877)              (1,510)              (1,333)             (2,299)              Other revenues (5,214)              (2,987)              (1,670)              (2,288)             (409)                 Core revenues 197,426          199,518          202,201          206,005         208,034          Less: Non‐Same‐Home core revenues 42,393             43,185             44,824             46,775            49,199             Same‐Home core revenues 155,033$        156,333$        157,377$        159,230$       158,835$        For the Three Months Ended Sep 30, 2016 Dec 31, 2016 Mar 31, 2017 Jun 30, 2017 Sep 30, 2017 Core property operating expenses Property operating expenses 92,488$          78,323$          83,305$          85,954$         97,944$          Property management expenses 18,335             17,547             17,478             17,442            17,447             Noncash share‐based compensation ‐ property management (411)                 (394)                 (417)                 (424)                (417)                 Expenses  reimbursed by tenant charge‐backs (30,808)           (23,177)           (28,373)           (27,382)          (36,094)           Bad debt expense (2,609)              (1,877)              (1,510)              (1,333)             (2,299)              Core property operating expenses 76,995             70,422             70,483             74,257            76,581             Less: Non‐Same‐Home core property operating expenses 17,632             16,028             16,127             17,518            18,242             Same‐Home core property operating expenses 59,363$          54,394$          54,356$          56,739$         58,339$          For the Three Months Ended Defined Terms and Non-GAAP Reconciliations

Defined Terms and Non-GAAP Reconciliations

	For the Three Months Ended				
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Net (loss) income	$ (167)	$ 9,338	$ 11,796	$ 15,066	$ 19,097
Remeasurement of participating preferred shares	2,490	4,080	5,410	1,640	(8,391)
Loss on early extinguishment of debt	13,408	-	-	6,555	-
Hurricane-related charges, net	-	-	-	-	10,136
Gain on sale of single-family properties and other, net	(11,682)	(1,995)	(2,026)	(2,454)	(1,895)
Depreciation and amortization	75,392	74,164	73,953	72,716	74,790
Acquisition fees and costs expensed	1,757	544	1,096	1,412	1,306
Noncash share-based compensation expense - property management	411	394	417	424	417
Interest expense	32,851	31,538	31,889	28,392	26,592
General and administrative expense	8,043	8,524	9,295	8,926	8,525
Other expenses	3,142	5,496	1,558	1,359	1,285
Other revenues	(5,214)	(2,987)	(1,670)	(2,288)	(409)
Tenant charge-backs	30,808	23,177	28,373	27,382	36,094
Expenses reimbursed by tenant charge-backs	(30,808)	(23,177)	(28,373)	(27,382)	(36,094)
Bad debt expense excluded from operating expenses	2,609	1,877	1,510	1,333	2,299
Bad debt expense included in revenues	(2,609)	(1,877)	(1,510)	(1,333)	(2,299)
Core NOI	**120,431**	**129,096**	**131,718**	**131,748**	**131,453**
Less: Non-Same-Home Core NOI	24,761	27,157	28,697	29,257	30,957
Same-Home Core NOI	**95,670**	**101,939**	**103,021**	**102,491**	**100,496**
Same-Home capital expenditures	8,949	5,387	5,026	7,083	8,968
Same-Home Core NOI After Capital Expenditures	**$ 86,721**	**$ 96,552**	**$ 97,995**	**$ 95,408**	**$ 91,528**

American Homes 4 Rent 18

19 EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) gain or loss on conversion of convertible units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non- GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing costs divided by total revenues, net of tenant charge-backs. We consider these metrics to be meaningful financial measures of operating performance because they exclude the impact of various income and expense items that are not indicative of operating performance. Defined Terms and Non-GAAP Reconciliations

Defined Terms and Non-GAAP Reconciliations

The following is a reconciliation of net income or loss, determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Net (loss) income	$ (167)	$ 9,338	$ 11,796	$ 15,066	$ 19,097
Interest expense	32,851	31,538	31,889	28,392	26,592
Depreciation and amortization	75,392	74,164	73,953	72,716	74,790
EBITDA	108,076	115,040	117,638	116,174	120,479
Noncash share-based compensation - general and administrative	480	498	521	697	699
Noncash share-based compensation - property management	411	394	417	424	417
Acquisition fees and costs expensed	1,757	544	1,096	1,412	1,306
Net (gain) loss on sale / impairment of single-family properties and other	(11,115)	1,508	(1,097)	(896)	(596)
Hurricane-related charges, net	-	-	-	-	10,136
Loss on early extinguishment of debt	13,408	-	-	6,555	-
Remeasurement of participating preferred shares	2,490	4,080	5,410	1,640	(8,391)
Adjusted EBITDA	$ 115,507	$ 122,064	$ 123,985	$ 126,006	$ 124,050
Recurring capital expenditures	(10,411)	(6,353)	(6,444)	(9,096)	(11,600)
Leasing costs	(2,119)	(1,806)	(1,482)	(1,919)	(1,960)
Adjusted EBITDA after Capex and Leasing Costs	$ 102,977	$ 113,905	$ 116,059	$ 114,991	$ 110,490
Total revenues	$ 236,057	$ 227,559	$ 233,754	$ 237,008	$ 246,836
Less: tenant charge-backs	(30,808)	(23,177)	(28,373)	(27,382)	(36,094)
Total revenues, net of tenant charge-backs	$ 205,249	$ 204,382	$ 205,381	$ 209,626	$ 210,742
Adjusted EBITDA Margin	56.3%	59.7%	60.4%	60.1%	58.9%
Adjusted EBITDA after Capex and Leasing Costs Margin	50.2%	55.7%	56.5%	54.9%	52.4%

AMERICAN Homes 4 Rent 20

Defined Terms and Non-GAAP Reconciliations

Platform Efficiency Percentage

Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

(In Thousands)	For the Three Months Ended Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Property management expenses	$ 18,335	$ 17,547	$ 17,478	$ 17,442	$ 17,447
Less: tenant charge-backs	(1,436)	(1,416)	(1,461)	(1,143)	(1,260)
Less: noncash share-based compensation - property management	(411)	(394)	(417)	(424)	(417)
Property management expenses, net	16,488	15,737	15,600	15,875	15,770
General and administrative expense	8,043	8,524	9,295	8,926	8,525
Less: noncash share-based compensation - general and administrative	(480)	(498)	(521)	(697)	(699)
General and administrative expense, net	7,563	8,026	8,774	8,229	7,826
Leasing costs	2,119	1,806	1,482	1,919	1,960
Platform costs	$ 26,170	$ 25,569	$ 25,856	$ 26,023	$ 25,556
Rents from single-family properties	$ 197,137	$ 198,980	$ 201,107	$ 204,648	$ 207,490
Fees from single-family properties	2,898	2,415	2,604	2,690	2,843
Total portfolio rents and fees	$ 200,035	$ 201,395	$ 203,711	$ 207,338	$ 210,333
Platform Efficiency Percentage	13.1%	12.7%	12.7%	12.6%	12.2%

AMERICAN Homes 4 Rent 21

22 Credit Metrics We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures (amounts in thousands). Sep 30, 2017 Total  Debt 2,382,871$        Preferred shares  at l iquidation value 1,259,477           Total  Debt and preferred shares 3,642,348           Adjusted EBITDA ‐ TTM 496,105$            Debt and Preferred Shares  to Adjusted EBITDA 7.3 x For the Trailing  Twelve Months  Ended Sep 30, 2017 Interest expense per income statement 118,411$            Less: noncash interest expense related to acquired debt (3,489)                 Less: amortization of deferred financing costs (8,925)                 Add: capitalized interest 3,884                   Cash interest 109,881              Dividends  on preferred shares 59,709                Fixed charges 169,590              Adjusted EBITDA 496,105$            Fixed Charge Coverage 2.9 x Debt and Preferred Shares to Adjusted EBITDA Fixed Charge Coverage Defined Terms and Non-GAAP Reconciliations

23 Sep 30, 2017 Total  Debt 2,382,871$        Less: cash and cash equivalents (243,547)             Less: asset‐backed securitization certificates (25,666)               Less: restricted cash related to securitizations (46,166)               Net debt 2,067,492$        Adjusted EBITDA TTM 496,105              Net Debt to TTM Adjusted EBITDA 4.2 x For the Three  Months Ended Sep 30, 2017 Unencumbered Core NOI 82,186$              Core NOI 131,453$            Unencumbered Core NOI Percentage 62.5% Unencumbered Core NOI Percentage Net Debt to Adjusted EBITDA Defined Terms and Non-GAAP Reconciliations